UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 27, 2011
________________________________

NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania _______________________ State or other jurisdiction of incorporation)	000-32605 _______________________ (Commission File Number)	23-2400383 ______________________ (IRS Employer Identification Number)

5629 Route 873 P.O. Box 10 Neffs, Pennsylvania ____________________________________ (Address of principal executive offices)	18065-0010 _________________________________ (Zip Code)
Registrant's telephone number including area code: (610) 767-3875

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  2.02.  Results of Operations and Financial Condition

Neffs Bancorp, Inc. (the “Corporation”) is a Pennsylvania business Corporation, which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Holding Company Act”).  The Corporation was incorporated on March 24, 1986 and became an active bank holding company on October 31, 1986.  The Corporation owns all of the outstanding stock of The Neffs National Bank (“the bank”).

Net income for 2010 was $3,426,000 or $18.86 per share compared to $3,161,000 or $16.96 per share for 2009.  The Corporation incurred impairment charges on securities of $533,000 in 2010 and $659,000 in 2009.  FDIC expense was $207,000 for 2010 compared to $338,000 for 2009.  This decrease is mainly due to a special assessment by the FDIC in 2009.  Provision for loan loss was $368,000 in 2010 as compared to $84,000 in 2009.  This increase is due mainly to increases in loan volume, non-performing loans, and qualitative factors affecting the allowance as a result of the quarterly review.

The Corporation’s total assets were $278,463,000 at December 31, 2010 compared to $258,177,000 at December 31, 2009.

Neffs Bancorp, Inc. may from time to time make written or oral “forward-looking statements”, including statements contained in the Corporation’s filings with the Securities and Exchange Commission (including this Form 8-K and the exhibits hereto and thereto), in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

The information in this Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Neffs Bancorp, Inc.
Selected Consolidated Financial Data
As of December 31, 2010
Dollars in thousands, except per share data
(unaudited)

Selected Consolidated Statements of Income
	Years Ended December 31,
	2010	2009

Total interest income	$13,493	$13,471
Total interest expense	4,878	5,474

Net interest income	8,615	7,997
Provision for loan losses	368	84

Net interest income after provision for loan losses	8,247	7,913

Impairment charge on securities	(533)	(659)
Security gains	9	10
Other income	256	259
Other expenses	3,577	3,421

Income before income taxes	4,402	4,102
Income tax expense	(976)	(941)

Net income	$3,426	$3,161

Per Share Data

Basic earnings	$18.86	$16.96
Book value	$260.20	$248.51
Dividends declared	$4.75	$4.00
Average shares outstanding	181,684	186,417
Actual shares outstanding	179,460	183,608

Selected Consolidated Statements of Financial Condition
	December 31,
	2010	2009
Total assets	$278,463	$258,177
Securities	143,760	135,967
Loans, net of allowance	120,772	111,159
Allowance for loan losses	1,114	829
Deposits	230,687	211,391
Stockholders' Equity	46,697	45,628

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC.
(Registrant)

Dated: January 27, 2011	By:	/s/ John J. Remaley
	Name:	John J. Remaley
	Title:	President